EXHIBIT 99.1
       N E W S   B U L L E T I N
                 FROM:                                    RE:

       FINANCIAL RELATIONS BOARD            EMPIRE FINANCIAL HOLDING COMPANY
                                            1385 West State Road 434
                                            Longwood, FL 32750
                                            AMEX: EFH

FOR FURTHER INFORMATION:
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
AT THE COMPANY:                     AT FINANCIAL RELATIONS BOARD:
Donald A. Wojnowski Jr.             Kristen McNally                          Rose Tucker
President                           General Information                      Investor/Analyst Information
(407) 774-1300                      (310) 407-6548                           (310) 407-6522
investorrelations@empirenow.com     kmcnally@financialrelationsboard.com     rtucker@financialrelationsboard.com
-------------------------------     ------------------------------------     -----------------------------------
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FOR IMMEDIATE RELEASE
NOVEMBER 18, 2003


          EMPIRE FINANCIAL REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS


LONGWOOD, FL., NOVEMBER 18, 2003 -- EMPIRE FINANCIAL HOLDING COMPANY (AMEX:
EFH), a financial brokerage services firm serving retail and institutional clients, today announced financial results for the third quarter and nine months ended September 30, 2003.

Total revenues for the three months ended September 30, 2003 increased 59% to $7.3 million, from $4.6 million reported for the same period in 2002. Total revenues increased 28% sequentially from $5.7 million reported for the second quarter of 2003. The year-over-year revenue growth was primarily attributable to strong increases in commissions and fees revenue and order execution trading revenue. The Company reported a 54% increase in commissions and fees revenue related to increased retail trading volume and a change in revenue mix which included a 186% increase in commissions and fee revenue from independent registered representatives. As a percentage of commission and fees revenue, revenue derived from independent registered representatives accounted for approximately 81% and 43% for the three-month periods ended September 2003 and 2002, respectively. Order execution trading revenue increased 95% year over year reflecting both volume and fee increases during the third quarter of 2003.

Total operating expenses for the third quarter of 2003 increased 57% to $7.9 million, from $5.0 million for the same period in 2002. The year-over-year increase was primarily the result of a 224% increase in commissions and fees paid to independent registered representatives relative to the increased processing of securities transactions by independent registered representatives as well as higher general and administrative costs and legal expenses.

The Company reported a net loss of $606,000 or $0.12 per basic and diluted share for the third quarter of 2003, compared with a net loss of $455,000 or $0.09 per basic and diluted share for the third quarter of 2002.

For the nine months ended September 30, 2003, total revenues increased 17% to $17.0 million from $14.6 million reported for the same period in 2002. Total expenses increased 33% to $19.3 million from $14.6 million for the first nine months of 2002.

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Empire Financial Holding Company
Page 2 of 4


Net loss for the nine months ended September 30, 2003 was $2.3 million or $0.48 per basic and diluted share, compared with net income of $41,000 or $0.01 per basic and diluted share, for the nine months ended September 30, 2002.

At September 30, 2003, Empire Financial Holding Company had cash and cash equivalents of $1.9 million and total assets of $8.9 million, which included approximately $2.6 million in liquid assets. Shareholders' equity totaled $2.7 million at September 30, 2003. The Company maintains zero long-term debt.

In recent corporate developments, the Company reached a Stock Purchase and Settlement Agreement with former co-CEO Richard Goble effective November 6, 2003. Pursuant to the Agreement, the Company purchased and retired from the Goble Trust and Mr. Goble an aggregate of 2,088,000 shares of Empire Financial common stock in exchange for all outstanding shares of Advantage Trading Group, Inc., $1.0 million in cash and a note to Goble in the amount of $400,000. Concurrently, all pending litigation between the parties was dismissed. The Company had been evaluating the sale of its correspondent clearing business, and with this transaction completed, Empire is able to focus on better performing, higher return business segments.

Commenting on third quarter 2003 performance and recent developments, Chief Executive Officer Kevin Gagne stated, "Our strong revenue performance in the third quarter reflects our success in expanding our independent contractor relationships, discount retail brokerage and order execution businesses. Recent changes within our order execution business have allowed us to internalize more order flow while expanding into international trading execution and traditional market making opportunities.

"Now, with the disposition of the clearing business and the litigation with Mr. Goble completed, we can begin to realize the benefits of outsourcing our clearing, while significantly reducing our legal expenses. These transactions will allow us to fully concentrate on our return to profitability and the many opportunities for growth in the securities brokerage arena."

ABOUT EMPIRE FINANCIAL HOLDING COMPANY

Empire Financial Holding Company provides full-service and discount retail securities brokerage via both the telephone and the Internet, offers securities order execution services, acts as principal in securities transactions for approximately 85 broker dealers, and provides turn-key fee based investment advisory services. The Company also provides private-label brokerage services and advisory solutions to broker dealers and other financial institutions.

FORWARD-LOOKING STATEMENT DISCLAIMER

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

                         - FINANCIAL STATEMENTS FOLLOW -

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Empire Financial Holding Company
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                                EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                  September 30,    December 31,
                                                                                      2003             2002
                                                                                   -----------     ------------
                                                                                   (unaudited)
ASSETS

Cash and cash equivalents .....................................................    $ 1,890,204     $  4,146,857
Receivable from customers .....................................................      3,777,419        5,772,216
Receivables from broker dealers and clearing organizations ....................      2,064,077        1,723,621
Deposits at clearing organizations ............................................        675,168          631,687
Property, furniture and equipment, net of accumulated
   depreciation of $225,086 and $163,962, respectively ........................         93,831          109,879
Customer lists, net ...........................................................        168,633          331,390
Income taxes receivable .......................................................              -          351,000
Other assets ..................................................................        202,380          427,983
Due from related parties ......................................................         66,647                -
                                                                                   -----------     ------------

         Total assets .........................................................    $ 8,938,359     $ 13,494,633
                                                                                   ===========     ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
     Accounts payable, accrued expenses and other liabilities .................    $ 1,901,353     $  3,413,044
     Payable to customers .....................................................      3,326,429        5,661,667
     Payable to broker dealers and clearing organizations .....................      1,028,645          472,436
     Due to related parties ...................................................              -           61,353
                                                                                   -----------     ------------
         Total liabilities ....................................................      6,256,427        9,608,500
                                                                                   -----------     ------------

Shareholders' equity:
     Preferred stock, $.01 par value; 1,000,000 shares authorized; none
       issued and outstanding .................................................              -                -
     Common stock, $.01 par value, 100,000,000 authorized;
        5,282,200 and 5,000,000, respectively, issued .........................         52,822           50,000
     Additional paid-in capital ...............................................      9,584,973        8,350,095
     Deferred Compensation ....................................................       (123,722)               -
     Retained earnings (deficit) ..............................................     (5,696,944)      (3,378,765)
     Treasury stock, at cost, 212,200 shares ..................................     (1,135,197)      (1,135,197)
                                                                                   -----------     ------------
         Total shareholders' equity ...........................................      2,681,932        3,886,133
                                                                                   -----------     ------------

         Total liabilities and shareholders' equity ...........................    $ 8,938,359     $ 13,494,633
                                                                                   ===========     ============


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
                                EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (UNAUDITED)

                                                        Three Months Ended                Nine Months Ended
                                                           September 30,                    September 30,
                                                        ------------------                -----------------
                                                       2003            2002             2003             2002
                                                       ----            ----             ----             ----
Revenues:
Commissions and fees ..........................    $ 5,083,118     $  3,313,863     $ 12,465,518     $10,584,949
Order execution trading revenues, net .........      2,034,985        1,041,337        4,218,915       3,514,680
Interest ......................................        120,226          139,585          309,072         414,269
Other .........................................         17,343           55,649           36,478          91,954
                                                   -----------     ------------     ------------     -----------

                                                     7,255,672        4,550,434       17,029,983      14,605,852
                                                   -----------     ------------     ------------     -----------
Expenses:
Commissions ...................................      3,879,523        1,198,843        8,532,777       3,661,769
General and administrative ....................      1,136,204          510,966        3,523,604       2,019,152
Employee compensation and benefits ............        813,864        2,246,525        3,073,427       6,007,432
Execution fees ................................      1,768,544          812,025        3,381,010       2,196,068
Communications and data processing ............        242,846          185,938          739,443         551,286
Advertising ...................................         17,774           21,551           80,977          63,601
Interest ......................................          3,199           29,629           16,926          65,627
                                                   -----------     ------------     ------------     -----------

                                                     7,861,954        5,005,477       19,348,164      14,564,935
                                                   -----------     ------------     ------------     -----------

Net (loss) income .............................    $  (606,282)    $   (455,043)    $ (2,318,181)    $    40,917
                                                   ===========     ============     ============     ===========

Basic and diluted (loss) income per share .....    $     (0.12)    $      (0.09)    $      (0.48)    $      0.01
                                                   ===========     ============     ============     ===========

Weighted average shares outstanding ...........      4,925,428        4,802,800        4,839,675       4,517,245
                                                   ===========     ============     ============     ===========
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